AVITAR, INC.

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                             SUBSCRIPTION AGREEMENT
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                                  INSTRUCTIONS

                IMPORTANT: PLEASE READ CAREFULLY BEFORE SIGNING.
           SIGNIFICANT REPRESENTATIONS ARE CONTAINED IN THIS DOCUMENT.

               THERE ARE TWO AGREEMENTS ATTACHED. BOTH AGREEMENTS
                  NEED TO BE COMPLETED AND EXECUTED AS FOLLOWS:

1. Fill in the missing information on the page immediately following this page.

2. Individual Investors must complete and sign Question 7.8 and sign the Individual Investor signature page.

3. Entity Investors must complete Question 7.9 (certain persons affiliated with the Entity Investor may be required to complete and sign Question 7.8) and sign the Entity Investor signature page.

                       DELIVER THE EXECUTED AGREEMENTS TO:

                          HCFP/Brenner Securities, LLC
                               888 Seventh Avenue
                            New York, New York 10106
                     Attention: Corporate Finance Department

                 TOGETHER WITH PAYMENT FOR THE PROMISSORY NOTES
                        AND COMMON STOCK SUBSCRIBED FOR.






                                February 6, 2003

                                           Print Name of Subscriber ___________
                             SUBSCRIPTION AGREEMENT

IMPORTANT: Please refer to Schedule 1 attached hereto when reviewing this document. Schedule 1 is incorporated herein and made a part hereof. Capitalized terms used herein may be defined in Schedule 1.

         Avitar, Inc. ("Company") and the Investor hereby agree as follows:

     1.Subscription for Securities. I (sometimes referred to herein as the "Investor") hereby subscribe for and agree to purchase $__________ of Units, each whole Unit consisting of a $50,000 original principal amount Senior Subordinated Promissory Note ("Note") and 300,000 shares of common stock, $.01 par value ("Common Stock"), upon the terms and conditions of the offering ("Offering") described in this Agreement and Schedule 1 hereto. HCFP/Brenner Securities, LLC ("Placement Agent") is acting as the exclusive placement agent for the Offering.

     2.Offering Period. The Notes and Common Stock comprising the Units are currently being offered by the Company through the date set forth on Schedule 1 ("Offering Termination Date").

     3. Investor Delivery of Documents and Payment. I hereby (i) tender to the Placement Agent the full purchase price by wire or check in accordance with the instructions set forth on Schedule 1, in full payment of the purchase price of the Units for which I am subscribing pursuant to this Subscription Agreement, and (ii) hereby tender two manually executed copies of this Subscription Agreement. Prior to the earlier of a Closing (as defined in Section 5 hereof) on my subscription or the Offering Termination Date, my subscription amount will be held in a non-interest bearing escrow account in accordance with Schedule 1. If the Company does not have a Closing on my subscription as set forth on Schedule 1 by the Offering Termination Date, my payment will be returned to me without interest or deduction.

     4. Acceptance or Rejection of Subscription. The Company and the Placement Agent each has the right to reject this subscription for Units, in whole or in part for any reason and at any time prior to the Closing, notwithstanding prior receipt by me of notice of acceptance of my subscription. In the event of the rejection of this subscription, my payment will be returned promptly to me without interest or deduction, and this Subscription Agreement will have no force or effect. The Notes and Common Stock comprising the Units subscribed for herein will not be deemed issued to or owned by me until two copies of this Subscription Agreement have been executed by me and countersigned by the Company and the Closing with respect to my subscription has occurred.

     5. Closing and Delivery of Securities. The initial closing of the Offering ("Initial Closing") may occur at any time, at the mutual discretion of the Company and the Placement Agent, on or prior to the Offering Termination Date and after satisfaction (or waiver) of the closing conditions and the sale of the minimum amount of Units being offered. If more than one closing is anticipated, the closing and subsequent closings with respect to the sale of additional Units may take place at any time on or prior to the Offering Termination Date (each such closing, together with the Initial Closing, being referred to as a "Closing") In the event my subscription is accepted and the Closing occurs, my payment will be released to the Company and the documentation and certificates representing the Notes and Common Stock comprising the Units will be delivered promptly to me, along with a fully executed version of this Subscription Agreement.

     6. Offering to Accredited Investors. This Offering is limited to accredited investors as defined in Section 2(15) of the Securities Act of 1933, as amended ("Securities Act"), and Rule 501 promulgated thereunder, and is being made without registration under the Securities Act in reliance upon the exemptions contained in Sections 3(b), 4(2) and/or 4(6) of the Securities Act and applicable state securities laws. As indicated by my responses herein, the Investor is an "accredited investor" within the meaning of Section 2(15) of the Securities Act and Rule 501 promulgated thereunder.

     7.Investor Representations and Warranties. I acknowledge, represent and warrant to the Company and the Placement Agent as follows:

          7.1. Representations and Obligations of the Investor.

          (a) I am aware that, except for any rescission rights that may be provided under applicable laws, I am not entitled to cancel, terminate or revoke this subscription, and any agreements made in connection herewith will survive my death or disability. In order to induce the Company to issue and sell the Notes and Common Stock comprising the Units to me, I represent and warrant that the information relating to me stated herein is true and complete as of the date hereof and will be true and complete as of the date on which my purchase of Notes and Common Stock becomes effective. If, prior to the final consummation of the offer and sale of the Notes and Common Stock, there should be any change in such information or any of such information becomes incorrect or incomplete, I agree to notify the Company and supply the Company promptly with corrective information. I represent that I have not and covenant that I will not sell short the Company's securities from the date of the Disclosure Package (as hereinafter defined) through the date of the closing of my investment in the Company.

          (b) I am purchasing the Notes and Common Stock for my own account, for investment, and not with a view to the distribution of the Notes and Common Stock, nor with any present intention of selling or otherwise disposing of all or any part of the Notes and Common Stock. I agree that I must bear the economic risk of my investment for an indefinite period of time because, among other reasons, the Notes and Common Stock currently have not been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under applicable state securities laws (as provided herein) or an exemption from such registration is available.

          (c) I am an accredited investor within the meaning of Section 2(15) of the Securities Act and Rule 501 promulgated thereunder.

          7.2. Information About the Company.

          (a) The Notes and Common Stock are being offered directly by the Company through the placement agent, HCFP/Brenner Securities, LLC. The Company is offering the securities in reliance upon exemptions contained in the Securities Act and applicable state securities laws.

          (b) I have either met with or been given reasonable opportunity to meet with officers of the Company for the purpose of asking reasonable questions of such officers concerning the terms and conditions of the Offering and of the Notes and Common Stock and the business and operations of the Company and all such questions have been answered to my full satisfaction. I have also been given an opportunity to obtain any additional relevant information to the extent reasonably available to the Company. I have been given access to full and complete information regarding the Company and have utilized such access to my satisfaction for the purpose of verifying information which I have obtained regarding the Company. I have received all information and materials regarding the Company that I have reasonably requested.

          (c) I have received no representation or warranty from the Company or the Placement Agent or any of their respective officers, directors, employees or agents in respect of my investment in the Company. I am not participating in the offer as a result of or subsequent to: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or the Internet or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. In making my investment decision, I have relied solely on the information contained in the Disclosure Package referred to below.

          (d) I have read the Disclosure Package prepared by the Company, dated February 6, 2003 and all exhibits listed therein, and I fully understand the Disclosure Package, including the Section entitled "Risk Factors." I understand that when the Company files any reports with the Securities and Exchange Commission after the date of the Disclosure Package and prior to the termination of the Offering, until my subscription is accepted, it will provide me with copies thereof which will be deemed part of the Disclosure Package. I am aware that my investment in the Company involves a high degree of risk. I acknowledge the risk that the Company is operating with a negative working capital, that its assets are pledged to prior lenders, and that it is dependent upon this Offering to survive. I acknowledge the risk that even with the gross maximum proceeds from the Offering, it is likely the Company will need additional financing. I acknowledge that there is no assurance that any additional financing will be available in the time frame required by the Company, on terms satisfactory to the Company or at all. I also acknowledge that the Company and Placement Agent may schedule and hold a Closing for this Offering at any time once the minimum offering amount is received, and the Company is not providing me with any assurance that the maximum amount of gross proceeds in this Offering will be received.

          7.3. Speculative Investment. I am aware that the Notes and Common Stock comprising the Units are a speculative investment that involves a high degree of risk. I acknowledge that I could lose my total investment in the Company. I have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Notes and Common Stock and have obtained, in my judgment, sufficient information from the Company to evaluate the merits and risks of an investment in the Company. I have not utilized any person as my purchaser representative (as defined in Regulation D of the Securities Act) in connection with evaluating such merits and risks and have relied solely upon my own investigation in making a decision to invest in the Company. I have been urged to seek independent advice from my professional advisors relating to the suitability of an investment in the Company in view of my overall financial needs and with respect to the legal and tax implications of such investment. I believe that the investment in the Notes and Common Stock is suitable for me based upon my investment objectives and financial needs, and I have adequate means for providing for my current financial needs and contingencies and have no need for liquidity with respect to my investment in the Company. The investment in the Company does not constitute all or substantially all of my investment portfolio.

          7.4. Restrictions on Transfer. I understand that (i) neither the Notes or Common Stock nor the shares of common stock issuable upon conversion of the Notes (if any), have been registered under the Securities Act or the securities laws of certain states in reliance on specific exemptions from registration, (ii) no securities administrator of any state or the federal government has recommended or endorsed this Offering or made any finding or determination relating to the fairness of an investment in the Company, and
     (iii) the Company is relying on my representations and agreements for the purpose of determining whether this transaction meets the requirements of the exemptions afforded by the Securities Act and certain state securities laws. I acknowledge that the Notes, Common Stock and the shares of common stock underlying the Notes are subject to restrictions on transferability and may not be resold, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under applicable securities laws of certain states or an exemption from such registration is available. I further acknowledge that, although the Company has agreed to file a Registration Statement covering the resale by me of the Common Stock and of the shares underlying the Note, (i) there is no assurance that the Company will do so, (ii) the registration rights granted to me pursuant to
     Section 7 of Schedule 1 are substantially limited, (iii) such Registration Statement, if filed, may not be declared effective or, (iv) if declared effective, the Company may not be able to keep it effective until I effect the resale of securities registered thereby. I understand that the certificates evidencing the Notes, Common Stock and the shares of common stock issuable upon conversion of the Notes will bear the legends set forth below:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT") OR APPLICABLE STATE LAW. THE SECURITIES MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED."

          7.5. No Market for Notes. I understand that there is no market for the Notes, and that there is a limited market at present (and there may not be any market in the future) for the shares of the common stock of the Company. I agree that (i) the purchase of the Notes and Common Stock is a long-term investment and (ii) I may have to bear the economic risk of investment for an indefinite period of time because the Notes and Common Stock have not been registered under the Securities Act and neither the Notes or Common Stock nor the shares of Common Stock that may be issued on conversion of the Notes may be resold, pledged, assigned, or otherwise disposed of unless they are subsequently registered under the Securities Act and under applicable securities laws of certain states or an exemption from such registration is available. I understand that the Company is under no obligation to register the Notes or Common Stock or the shares of common stock that may be issued on conversion of the Note, except as set forth in
     Section 7 of Schedule 1, or to assist me in complying with any exemption from such registration under the Securities Act or any state securities laws.

          7.6. Stockholder Approval. I understand that, pursuant to the rules and regulations of the American Stock Exchange to which the Company is subject, the shares of common stock which may be issued on conversion of the Notes and certain other shares of common stock being issued or issuable in connection with the Offering may not be issued until the Company has obtained stockholder approval. I also understand that the Company needs to increase the number of shares of common stock authorized to be issued under its certificate of incorporation. Although the Company has committed to me and the Placement Agent to use its best efforts to obtain the stockholder approval before the fifth month after the Initial Closing to comply with the rules and regulations of the American Stock Exchange and to increase the authorized common stock capital of the Company, I understand that it may not be able to obtain that approval, in which case the Notes may become due (although the Company may not have the money to pay them) at the holders option upon notice given during the period stated in the Note and certain of the shares to which I may be entitled as a penalty for the Company not filing and having declared effective the registration statement which forms a part of my registration rights may not be issuable to me.

          7.7. Entity Authority/Investor Residency.

          (a) If the Investor is a corporation, partnership, company, trust, employee benefit plan, individual retirement account, Keogh Plan, or other tax-exempt entity, it is authorized and qualified to become an investor in the Company and the person signing this Subscription Agreement on behalf of such entity has been duly authorized by such entity to do so.

          (b) The undersigned represents and warrants to the Company that (i) if an entity, its principal place of business and executive offices are located in the State set forth on the Entity Investor signature page hereof and (ii) if an individual, his or her state of residency is the State set forth on the Individual Investor signature page hereof.

          7.8. Accredited Investor Status For Individuals. (INVESTORS THAT ARE CORPORATIONS, LIMITED LIABILITY COMPANIES, PARTNERSHIPS, REVOCABLE TRUSTS, IRREVOCABLE TRUSTS, EMPLOYEE BENEFIT PLAN TRUSTS AND INDIVIDUAL RETIREMENT ACCOUNTS SHOULD IGNORE THE FOLLOWING QUESTIONS AND PROCEED TO SECTION 7.9).

          (a) I am an accredited investor within the meaning of Section 2(15) of the Securities Act and Rule 501 promulgated thereunder because (check any boxes that apply):

     |_| My individual annual income during each of the two most recent years exceeded $200,000 and I expect my annual income during the current year will exceed $200,000.

     |_| If I am married, my joint annual income with my spouse during each of the two most recent years exceeded $300,000 and I expect my joint annual income with my spouse during the current year will exceed $300,000.

     |_| My individual or joint (together with my spouse) net worth (including my home, home furnishings and automobiles) exceeds $1,000,000.

          (b) The aggregate  value of my assets is  approximately  $___________.
     (c) My aggregate liabilities are approximately $___________. (d) My current and expected income is:

                                               YEAR                       INCOME

                                    2003 (estimated)             $

                                    2002 (Actual)                $

                                    2001 (Actual)                $

     Individual Investors must sign below and then should skip to Section 8. Each person associated with an Entity Investor who is required under Section 7.9 to separately complete the questions in this Section 7.8 must sign the confirmation below:

          I hereby confirm the answers to Section 7.8 are true and correct in all respects as of the date hereof and will be on the date of the purchase of Notes and Warrants.

                  Executed this ____ day of ________, 2003.

Signature:__________________________________________

Print Name:_________________________________________

     7.9.   Accredited   Investor  Status  for  Entities.   (INVESTORS  WHO  ARE
INDIVIDUALS SHOULD IGNORE THESE QUESTIONS.)

(a)      The entity is a (check applicable box):
|_|      Corporation
|_|      Limited Liability Company
|_|      Partnership
|_|      Revocable Trust
|_|      Irrevocable Trust

          (If the Investor is an Irrevocable Trust, a supplemental questionnaire, which is contained on the page following the Entity Investor signature page of this Subscription Agreement, must be completed by the person directing the investment decision for the trust.)

|_|      Employee Benefit Plan Trust
|_| Individual Retirement Account (If you are an IRA, skip (b)) (b) Check all boxes which apply: |_| The Entity was not formed for the specific purpose of investing in the Company |_| The Entity has total assets in excess of $5 million dollars
|_|

          For Employee Benefit Plan Trusts Only: The decision to invest in the Company was made by a plan fiduciary, as defined in Section 3(21) of ERISA, who is either a bank, insurance company or registered investment advisor.

          (c) If you did not check the first two of the three  boxes in Question
     (b) or if the Entity is an Individual Retirement Account or a Self-directed Employee Benefit Plan Trust, list the name of each person who:

          (i) owns an equity interest in the Entity (i.e., each stockholder if the Entity is a corporation, each member if the Entity is a limited liability company and each partner if the Entity is a partnership); or

          (ii) is a grantor for the revocable trust or Individual Retirement Account; or

          (iii) is the person making the investment decision for a self-directed Employee Benefit Plan Trust.

EACH PERSON LISTED ABOVE MUST SEPARATELY COMPLETE AND SUBMIT TO THE COMPANY THE ANSWERS TO QUESTION 7.8 AND SIGN THE WRITTEN CONFIRMATION AT THE END OF SECTION 7.8.

          7.10.____No Offer Until Determination of Suitability. I acknowledge that any delivery to me of the documents relating to the Offering of the Notes and Common Stock prior to the determination by the Company of my suitability will not constitute an offer of the Notes and Common Stock until such determination of suitability is made.

          7.11.____For Florida Residents. The Notes and Common Stock have not been registered under the Securities Act or the Florida Securities Act, by reason of specific exemptions thereunder relating to the limited availability of the Offering. The Notes and Common Stock cannot be sold, transferred, or otherwise disposed of to any person or entity unless subsequently registered under the Securities Act or the Securities Act of Florida, if such registration is required. Pursuant to Section 517.061(11) of the Florida Securities Act, when sales are made to five (5) or more persons in Florida, any sale made pursuant to Subsection 517.061(11) of the Florida Securities Act will be voidable by such Florida purchaser either within three days after the first tender of consideration is made by the purchaser to the issuer, an agent of the issuer, or an escrow agent, or within three days after the availability of the privilege is communicated to such purchaser, whichever occurs later. In addition, as required by
     Section 517.061(11)(a)(3), Florida Statues and by Rule 3-500.05(a) thereunder, if I am a Florida resident I may have, at the offices of the Company, at any reasonable hour, after reasonable notice, access to the materials set forth in the Rule that the Company can obtain without unreasonable effort or expense.

     8._______Indemnification. I hereby agree to indemnify and hold harmless the Company and HCFP/Brenner Securities, LLC, as Placement Agent, their respective officers, directors, stockholders, employees, agents, and attorneys against any and all losses, claims, demands, liabilities, and expenses (including reasonable legal or other expenses incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such person or whether incurred by the indemnified party in any action or proceeding between the indemnitor and indemnified party or between the indemnified party and any third party) to which any such indemnified party may become subject, insofar as such losses, claims, demands, liabilities and expenses (a) arise out of or are based upon any untrue statement or alleged untrue statement or a material fact made by me and contained herein, or (b) arise out of or are based upon any breach by me of any representation, warranty, or agreement made by me contained herein. The Placement Agent is a third-party beneficiary of this Section, and this Section may not be modified or amended without the prior written agreement of the Placement Agent.

     9._______Severability; Remedies. In the event any parts of this Subscription Agreement are found to be void, the remaining provisions of this Subscription Agreement are nevertheless binding with the same effect as though the void parts were deleted.

     10.______Governing Law and Jurisdiction. This Subscription Agreement will be deemed to have been made and delivered in New York City and will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York. Each of the Company and the Investor hereby (i) agrees that any legal suit, action or proceeding arising out of or relating to this Subscription Agreement will be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum for such suit, action or proceeding, (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding, (iv) agrees to accept and acknowledge service of any and all process that may be served in any such suit, action or proceeding in New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York and (v) agrees that service of process upon it mailed by certified mail to its address set forth on my signature page will be deemed in every respect effective service of process upon it in any suit, action or proceeding.

     11.______Counterparts. This Subscription Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. The execution of this Subscription Agreement may be by actual or facsimile signature.

     12.______Benefit. This Subscription Agreement is binding upon and inures to the benefit of the parties hereto (and HCFP/Brenner Securities, LLC to the extent it is a third-party beneficiary hereof) and their respective heirs, executors, personal representatives, successors and assigns. The Placement Agent is a third-party beneficiary with respect to any sections hereof that so state or that otherwise indicate that the Placement Agent would be entitled to rely on the representations, warranties or covenants made by me therein.

     13.______Notices. All notices, offers, acceptances and any other acts under this Subscription Agreement (except payment) must be in writing, and are sufficiently given if delivered to the addressees in person, by overnight courier service, or, if mailed, postage prepaid, by certified mail (return receipt requested), and will be effective three days after being placed in the mail if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed to a party. All communications to me should be sent to my preferred address on the signature page hereto. All communications to the Company should be sent to the addresses set forth on Schedule 1. Each party may designate another address by notice to the other parties.

     14.______Oral Evidence. This Subscription Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. This Subscription Agreement may not be changed, waived, discharged, or terminated orally, but rather, only by a statement in writing signed by the party or parties against which enforcement or the change, waiver, discharge or termination is sought.

     15.______Section Headings. Section headings herein have been inserted for reference only and will not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part, any of the terms or provisions of this Subscription Agreement.

     16.______Survival  of  Representations,   Warranties  and  Agreements.  The
representations, warranties and agreements contained herein will survive the delivery of, and the payment for, the Securities.

     17.______Acceptance of Subscription. The Company in its discretion may accept this Subscription Agreement at any time for all or any portion of the Securities subscribed for by executing a copy hereof as provided and notifying me within a reasonable time thereafter.


SIGNATURE PAGE FOR INDIVIDUAL INVESTORS - COMPLETE ALL INFORMATION
----------------------------------------

Name: ___________________  Name of  Joint Investor (if any):__________________

Residence Address:
-------------------------------------------------------------------------------

Telephone: (H) ____________(W) ________________ Fax ____________________________

Occupation:______________________Employer: ____________________________________

Business Address:
------------------------------------------------------------------------------

Send communications to:

             |_| Home           |_| Office         |_| E-Mail:

E-mail address:

Age:  ______________________________________

Social Security Number:

Check manner in which Notes and Warrants are to be held:
|_|______Individual        |_|    Tenants in    |_|    Joint Tenants with  Right
         Ownership                Common                 of Survivorship  (both
                                                         parties must sign)
|_|      Community Property                     |_|     Other (please indicate)

                                                      --------------------

INVESTOR MUST SIGN AND PRINT NAME BELOW:    The foregoing subscription is
                                            accepted and the Company
                                            hereby agrees to be bound by its
                                            terms.

Signature:___________________________   AVITAR, INC
Print Name:___________________________
Signature:___________________________   By:_______________________________
Print Name:___________________________       Name:________________________
Date: _____________________________          Title:_______________________
                                             Date:________________________

SIGNATURE PAGE FOR ENTITY INVESTORS - COMPLETE ALL INFORMATION
------------------------------------

Name of Entity:
------------------------------------------------------------------------

Address of Principal Office:
------------------------------------------------------------------------

Telephone:  _______________________________ Fax _______________________

Taxpayer Identification Number:_________________________________________

Check type of Entity:

|_| Employee Benefit     |_| Limited       |_| General Partnership
    Plan Trust               Partnership
|_| Limited Liability    |_| Corporation    |_| Other (please indicate)
    Company                  Trust

|_| Individual Retirement
      Account

Date of Formation or incorporation:______  State of Formation or incorporation:

Describe the business of the Entity:
=================================================================

List the names and positions of the executive officers, managing members, partners or trustees authorized to act with respect to investments by the Entity generally and specify who has the authority to act with respect to this investment.
---------------- --------------- ------------------------------------------
Name:            Position        Authority for this investment (yes or no)
---------------- --------------- ------------------------------------------
---------------- --------------- ------------------------------------------

---------------- --------------- ------------------------------------------
---------------- --------------- ------------------------------------------

---------------- --------------- ------------------------------------------
---------------- --------------- ------------------------------------------

---------------- --------------- ------------------------------------------

INVESTOR MUST SIGN AND PRINT NAME BELOW:     The foregoing subscription is
                                             accepted and the Company
                                             hereby agrees to be bound by its
                                             terms.

__________________________________________   AVITAR, INC.
Signature of Authorized Signatory
Name:_____________________________________
Title:____________________________________   By:_______________________________
Date: ______________________________               Name:_______________________
                                                   Title:______________________
                                                   Date:_______________________

                           SUPPLEMENTAL QUESTIONNAIRE

This Supplemental Questionnaire must be completed by the person directing the investment decision for an irrevocable trust. No other person needs to complete this Supplemental Questionnaire.

Please respond to the following questions, supplying as much detail as possible in order to make your answers complete: 1. Name of Trustee ("Trustee") who is directing the decision for the Trust to invest in the Company
________________________. The remaining questions should be answered by the Trustee. 2. Does the Trustee have sufficient knowledge and experience in financial and business matters to enable it to evaluate the merits and risks of an investment in the Company?

                  Yes________               No ______
3. During the last three years, the Trustee has made the following investments:
         ----------- ----------------------------- -----------------

         Year        Nature of Investment          Amount
         ----------- ----------------------------- -----------------
         ----------- ----------------------------- -----------------

         ----------- ----------------------------- -----------------
         ----------- ----------------------------- -----------------

         ----------- ----------------------------- -----------------
         ----------- ----------------------------- -----------------

         ----------- ----------------------------- -----------------
         ----------- ----------------------------- -----------------

         ----------- ----------------------------- -----------------
18. Please list all the educational institutions the Trustee has attended (including high schools, colleges, and specialized training schools), and indicate the dates attended and the degree(s) (if any) obtained from each.
         ---------------- ----------------- ------------------- --------------

         From             To                Institution         Degree
         ---------------- ----------------- ------------------- --------------
         ---------------- ----------------- ------------------- --------------

         ---------------- ----------------- ------------------- --------------
         ---------------- ----------------- ------------------- --------------

         ---------------- ----------------- ------------------- --------------
         ---------------- ----------------- ------------------- --------------

         ---------------- ----------------- ------------------- --------------
19. Please list any professional licenses the Trustee has.
         ---------------------------------------------------------------------
20. Indicate the Trustee's principal business experience or occupation during the last three years. (Please list present, or most recent, position first and the others in reverse chronological order).
         ------------------ --------------- ----------------------- -----------

         From               To              Name of Employer        Position
         ------------------ --------------- ----------------------- -----------
         ------------------ --------------- ----------------------- -----------

         ------------------ --------------- ----------------------- -----------
         ------------------ --------------- ----------------------- -----------

         ------------------ --------------- ----------------------- -----------
         ------------------ --------------- ----------------------- -----------

         ------------------ --------------- ----------------------- -----------

21. Indicate by check mark which of the following categories best describes the extent of the Trustee's prior experience in the areas of investment listed below:

         ------------------------------------------ ------------- --------------

                                                    Substantial
                                                    Experience
                                                    or Knowledge  No Experience
         ------------------------------------------ ------------- --------------
         ------------------------------------------ ------------- --------------

         Marketable securities
         ------------------------------------------ ------------- --------------
         ------------------------------------------ ------------- --------------

         Government securities
         ------------------------------------------ ------------- --------------
         ------------------------------------------ ------------- --------------

         Municipal (tax-exempt) securities
         ------------------------------------------ ------------- --------------
         ------------------------------------------ ------------- --------------

         Commodities
         ------------------------------------------ ------------- --------------
         ------------------------------------------ ------------- --------------

         Options (stock or commodities)
         ------------------------------------------ ------------- --------------
         ------------------------------------------ ------------- --------------

         Securities for which no market exists
         ------------------------------------------ ------------- --------------
         ------------------------------------------ ------------- --------------

         Limited partnerships
         ------------------------------------------ ------------- --------------
         ------------------------------------------ ------------- --------------

         Real estate or oil and gas programs
         ------------------------------------------ ------------- --------------
         ------------------------------------------ ------------- --------------

         Tax deferred investment generally
         ------------------------------------------ ------------- --------------

22. Does the Trustee make his own investment decisions with respect to investments?
                  _________ Always                   _________  Frequently
                  _________ Usually                  _________  Rarely
23. What is the Trustee's principal sources of investment knowledge or advice? (The Trustee may check more than one).
                  _________  First hand experience with industry
                  _________  Financial publication(s)
                  _________  Trade or industry publication(s)
                  _________  Banker(s)
                  _________  Broker(s)
                  _________  Investment Advisor(s)
                  _________  Attorney(s)
                  _________  Accountant(s)
24. Please provide in the space below any additional information which would indicate that the Trustee has sufficient knowledge and experience in financial and business matters so that the Trustee are capable of evaluating the merits and risks of investing in restricted securities for which no market exists, such as those being offered by the Company.

                                   SCHEDULE 1

1._______Subscription. The Company is offering through HCFP/Brenner Securities, LLC, as Placement Agent, on a "best efforts $850,000 minimum, $1,850,000 maximum" basis, 15% senior subordinated promissory notes ("Notes") and shares of common stock, $.01 par value ("Common Stock"). The Notes and Common Stock are being offered in Units consisting of (i) a $50,000 Note and 300,000 shares of Common Stock. The Notes will have the following terms (as described in more detail in the forms attached to the Disclosure Package):

          The Notes will be senior unsecured indebtedness of the Company, but they will be subordinate to the senior indebtedness outstanding on the date of the Initial Closing in the approximate amount of $1,500,000 owed by the Company to Global Capital Advisors, Ltd. and LINC, LLC ("Senior Debt"). The Notes will bear interest at a rate of fifteen (15%) percent per annum from the date of their issuance through the date they become due and payable, and if the Notes are not paid when due, at the default rate of twenty (20%) percent per annum thereafter. Interest will be paid in cash, with 10% per annum being paid in quarterly installments each year commencing on the third monthly anniversary of the Initial Closing and 5% per annum being accrued and becoming due and payable at maturity of the Note, but the Company may prepay all or a portion of this accrued interest at any time without notice. Principal and all accrued interest are payable on the fifth anniversary of the Initial Closing of the Offering.

          The Notes will be prepaid at the option of the holder upon (i) any debt or equity financing (or financings) consummated by the Company after the Offering in which the Company raises gross proceeds in excess of $3.5 million, (ii) the sale by the Company of all or substantially all of its assets, or at the consummation of any mergers or consolidations involving the Company in which the Company is not the surviving entity, or the Company is the survivor but the owners of voting stock before the transaction own less than 50% of the voting stock after the transaction, (iii) the sale or exchange of all or substantially all of the outstanding shares of the Company's common stock (including by way of merger, consolidation, etc.), or (iv) the failure by the Company to obtain Stockholder Approval (as defined below) within five months of the Initial Closing. The Company may, at its option, prepay the Notes in whole, but not in part, prior to maturity, provided that (i) prepayment may not be made prior to 18 months after the final Closing of the offering, (ii) Stockholder Approval has been obtained, (iii) the Company has given not less than 20 business days advance written notice to the note holders of its intent to prepay the Notes, and (iv) the last sale price of the Common Stock for the 20 consecutive trading days prior to such notice has been equal to or greater than 300% of the Conversion Price (as hereinafter defined and subject to adjustment as provided in the
          Note). At the time of any prepayment of the Notes, the Company will pay all accrued interest due thereon.

          The Notes will contain customary affirmative and negative covenants (including covenants restricting the Company from incurring additional indebtedness and from using the proceeds of the offering to repay certain outstanding debt and amounts to officers, directors and significant stockholders other than compensation and reimbursement expenses in the ordinary course, in each case without "Majority Consent" (as defined below)) and typical default provisions, any of which may be waived by Majority Consent. "Majority Consent" is the written consent of holders of at least 50.1% of the principal amount of Notes outstanding.

          The Notes and any accrued and unpaid interest due thereon, will be convertible, at any time after receipt of the Stockholder Approval and before repayment, at the option of the holder, into Common Stock of the Company ("Note Shares"), at a conversion price equal to the average last sale price of the common stock for the ten trading days ending two business days prior to the Initial Closing. There will be full adjustment to the conversion price for stock splits, stock dividends, combinations, recapitalizations and reclassifications. Additionally, if shares (or derivative securities) are issued at a price (or with exercise or conversion prices) less than the conversion price, the conversion price will be automatically lowered to that price. Such conversion price, as adjusted, shall be referred to herein as the "Conversion Price."

          Within five months of the Initial Closing, the Company will convene either an annual meeting or a special meeting of stockholders at which it will seek the approval of its stockholders for (i) the issuance and reservation of all shares of Common Stock issued or issuable in connection with, or as a result of, the Offering and (ii) an amendment to the certificate of incorporation to increase the authorized shares of common stock to not less than 125,000,000 shares ("Stockholder Approval").

          The Company has granted to the holders of the Notes a right of first refusal to purchase any portion or all of any securities offered by the Company to any person for capital raising purposes for which it has not engaged an investment banker, during the period commencing the date of the Initial Closing and terminating on the two-year anniversary of the Initial Closing. If the holder of a Note does not accept in writing any such offer within 10 business days after receipt of the written notice from the Company, then the Company may proceed with the proposed financing and the holder of the Note will not have any claim or right with respect to such sale of securities. If, thereafter, such proposed financing is modified in any material respect, the Company shall adopt the same procedure as with respect to the original proposed offering of securities by the Company. This grant by the Company shall not be effective unless the Offering results in gross proceeds of $1,500,000 or more.

2. Board Designee. If the gross proceeds to the Company from the Offering equal or exceed $1,500,000, the noteholders will have the right to have a designee (reasonably acceptable to the Company) appointed to the board of directors of the Company for a period of five years or so long as the Notes are outstanding, whichever is shorter.

3. Offering Period; Minimum Subscription Amount. The Company will sell Notes and Common Stock only to accredited investors during the period beginning on the date of the Disclosure Package and ending on March 15, 2003 unless such ending date is extended without notice to the investor, by the Company to a date not later than April 15, 2003 ("Offering Termination Date"). The minimum subscription amount is $50,000, but the Placement Agent has reserved the right to accept subscriptions for lesser amounts in their discretion.

4. Payment. Please instruct your bank to wire funds for securities purchased to:

                           "CST&T AAF - Avitar Special Account"
                           JPMorganChase Bank
                           ABA #021-0000-21
                           A/C#530-396793

                           All wires must stipulate the name of the subscriber.

         If you are paying by check, please mail your check for the securities purchased payable to "CST&T AAF - Avitar Special Account" to:

                           HCFP/Brenner Securities, LLC
                           888 Seventh Avenue
                           New York, NY  10106
                           Attn:  Corporate Financing Department

     All subscription amounts will be held in a non-interest bearing escrow account maintained by Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004, until a Closing and release to the Company. The fees and expenses of the escrow agent will be paid by the Company.

5. Fees and Expenses. The Company has agreed to pay the Placement Agent a cash commission of 7% and a non-accountable expense allowance of 2% of the gross proceeds raised in the Offering and issue to the Placement Agent that number of shares of common stock equal to 10% of all the Shares and a warrant to purchase that number of shares of common stock equal to 10% of all the common stock issuable upon conversion of the Notes. In addition, the Placement Agent will be reimbursed certain expenses, including the reasonable fees and expenses of its counsel. All such fees and expenses shall be deducted from the proceeds of this Offering, and paid by the Company to the appropriate persons at the Closing. The Company is also obligated to pay a finder's fee to a third party in connection with the is Offering equal to 1% of the gross proceeds of the Offering.

6. Closing. If, at any time during the Offering Period, subscriptions for at least $850,000 of Units have been received and accepted by the Company (and funds in payment therefore have cleared ) and certain other conditions of the offering have been satisfied (or waived) as described in the Disclosure Package, then, upon the mutual consent of the Company and the Placement Agent, an Initial Closing ("Closing") shall take palace with respect to such accepted subscriptions. If the conditions precedent to the Closing as described in the Disclosure Package are not satisfied (or waived) or subscriptions for at least $850,000 are not received and accepted (and funds in payment therefore cleared) by the Offering Termination Date, then the Offering will be terminated and all funds received from subscribers will be returned, without interest and without any deduction.

7. Registration Rights.

     (a) Registration; Extra Shares. The Company shall file a Registration Statement ("Registration Statement") under the Securities Act of 1933, as amended ("Securities Act") with the Securities and Exchange Commission, registering for resale the Common Stock sold as part of the Units and the Common Stock which may be issued upon conversion of the Notes. The Company agrees to file the Registration Statement as soon as practicable, but not later than 45 days after the final Closing of the Offering. The Company agrees to use its best efforts to have the Registration Statement declared effective as soon as practicable, but in no event later than the 90th day after the final Closing of the Offering("Target Date") If the Company shall either fail to file the Registration Statement by the 45th day after the final Closing or to have the Registration Statement declared effective by the Target Date, then on the Target Date and on each monthly anniversary of the Target Date thereafter until the earlier of the effective date of the Registration Statement ("Effective Date") or the 19th monthly anniversary of the Target Date, the Company shall issue to the holder of the Note, as liquidated damages, the number of shares of Common Stock equal to (a) 1% of the then outstanding principal amount of the holder's Note, divided by (b) the average of the last sales price of the common stock of the Company for the ten trading days ending on each monthly anniversary date of the Target Date while the Registration Statement is not declared effective ("Penalty Shares"). The Company agrees that it shall include the Penalty Shares, if any, in the Registration Statement. The Company shall keep the Registration Statement effective and current until all the securities thereunder are sold or until all the securities may be sold by the holders thereof under Rule 144(k) or otherwise without any restriction. The Company will pay all fees and expenses incurred by the Company in connection with the preparation and filing of the Registration Statement with the SEC.

     (b) Amended Prospectus. The Company will notify each holder of the Notes as expeditiously as possible following the effectiveness of any Registration Statement filed pursuant to this Section 7, and/or of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus. If the Prospectus is amended to comply with the requirements of the Securities Act, the holders, if requested by the Company, will immediately cease making offers of the Common Stock and return all Prospectuses to the Company and the Company will promptly provide the holders with revised Prospectuses to enable the holders to resume making offers of the Common Stock. The Company will promptly notify the holders, if after delivery of a Prospectus to the holders, that, in the judgment of the Company, it is advisable to suspend use of the Prospectus delivered to the holders due to pending material developments or other events that have not yet been publicly disclosed and as to which the Company believes public disclosure would be detrimental to the Company. Upon receipt of such notice, each such holder will immediately discontinue any sales of Common Stock pursuant to such Registration Statement until such holder has received copies of a supplemented or amended Prospectus or until such holder is advised in writing by the Company that the then current Prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. Notwithstanding anything to the contrary herein, the Company will not exercise its rights under this subsection to suspend sales of Common Stock for a period in excess of 60 days in any 365-day period.

     (c) Indemnification by Company.

          (i) The Company shall indemnify the holder of the Common Stock registered on the Registration Statement to be sold or resold pursuant to any registration statement hereunder and any underwriter or person deemed to be an underwriter under the Securities Act and each person, if any, who controls such holder or underwriters or persons deemed to be underwriters within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which the holder may become subject under the Securities Act, the Exchange Act or otherwise, arising from such registration statement, except for any loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) arising from information furnished to the Company by or on behalf of the holder, in writing, for specific inclusion in such registration statement. The holder of the Common Stock to be sold or resold pursuant to such registration statement, and their successors and assigns, shall indemnify the Company, against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which the Company may become subject under the Securities Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of the holder, in writing, for specific inclusion in such registration statement.

          (ii) If any action is brought against a party hereto ("Indemnified Party") in respect of which indemnity may be sought against the other party ("Indemnifying Party"), such Indemnified Party shall promptly notify Indemnifying Party in writing of the institution of such action and Indemnifying Party shall assume the defense of such action, including the employment and fees of counsel reasonably satisfactory to the Indemnified Party. Such Indemnified Party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the employment of such counsel shall have been authorized in writing by Indemnifying Party in connection with the defense of such action, or (ii) Indemnifying Party shall not have employed counsel to defend such action, or (iii) such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which may result in a conflict between the Indemnified Party and Indemnifying Party (in which case Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party), in any of which events, the reasonable fees and expenses of not more than one additional firm of attorneys designated in writing by the Indemnified Party shall be borne by Indemnifying Party. Notwithstanding anything to the contrary contained herein, if Indemnified Party shall assume the defense of such action as provided above, Indemnifying Party shall not be liable for any settlement of any such action effected without its written consent.

          (iii) If the indemnification or reimbursement provided for hereunder is finally judicially determined by a court of competent jurisdiction to be unavailable to an Indemnified Party (other than as a consequence of a final judicial determination of willful misconduct, bad faith or gross negligence of such Indemnified Party), then the Indemnifying Party agrees, in lieu of indemnifying such Indemnified Party, to contribute to the amount paid or payable by such Indemnified Party (i) in such proportion as is appropriate to reflect the relative benefits received, or sought to be received, by the Indemnifying Party on the one hand and by such Indemnified Party on the other, or (ii) if (but only if) the allocation provided in clause (i) of this sentence is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (i) but also the relative fault of the Indemnifying Party and of such Indemnified Party; provided, however, that in no event shall the aggregate amount contributed by the Indemnifying Party exceed the profit, if any, earned by the Indemnifying Party as a result of the conversion by him of the Notes and the sale or resale by him of the Common Stock included in the Units and issued on conversion of the Notes.

          (iv) The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise.

     (d) Successors and Assigns. The registration rights granted to the Investors in this Section shall inure to the benefit of the Investors' successors, heirs, pledgees, assignees, transferees and purchasers of the Notes, the Common Stocks or the Common Stock issuable on conversion of the Notes, as the case may be. 8. Notices. All communications to us should be sent to:

                  Avitar, Inc.
                  65 Dan Road
                  Canton, Massachusetts  02021
                  Attention:  Chief Financial Officer
                  Tel:  (781) 821-2400
                  Fax:  (781) 821-4458

         with a copy to:

         _________Dolgenos Newman & Cronin LLP
         _________96 Spring Street
         _________New York, New York  10012
         _________Attention:  Eugene Cronin, Esq.
         _________Tel:  (212) 925-2800
         _________Fax:  (212) 925-0690

         and

         _________HCFP/Brenner Securities, LLP
         _________888 Seventh Avenue
         _________17th Floor
         _________New York, New York  10106
         _________Attention:  Ira Greenspan
         _________Tel:  (212) 707-0355
         _________Fax:  (212) 707-0370